UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2025
BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26125 N. Riverwoods Blvd., Suite 500		60045-3420
Mettawa	Illinois
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (847) 735-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.75 per share	BC	New York Stock Exchange
NYSE Texas, Inc.
6.500% Senior Notes due 2048	BC-A	New York Stock Exchange
6.375% Senior Notes due 2049	BC-C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 31, 2025, Brunswick Corporation, a Delaware corporation (the “Company”), issued a notice of full redemption to the holders of its 6.500% Senior Notes due 2048 (“2048 Notes”) and a notice of partial redemption to the holders of its 6.375% Senior Notes due 2049 (“2049 Notes”, and together with the 2048 Notes, the “Notes”). All $185.0 million principal amount outstanding of the 2048 Notes will be redeemed on December 1, 2025 at a redemption price equal to $25.207639 per $25.00 principal amount of Note, representing 100 percent of the principal amount plus accrued interest to, but not including, the redemption date. $15.0 million principal amount of the 2049 Notes will be redeemed on December 1, 2025 at a redemption price equal to $25.203646 per $25.00 principal amount of Note, representing 100 percent of the principal amount plus accrued interest to, but not including, the redemption date. Following the redemption, no 2048 Notes will remain outstanding and $215 million aggregate principal amount of 2049 Notes will remain outstanding. The aggregate redemption price for all Notes being redeemed is $201.7 million.

Exhibit No.	Description of Exhibit
104	The cover page from this Current Report on Form 8-K, embedded within and formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: October 31, 2025	By:	/S/ RANDALL S. ALTMAN
Randall S. Altman
Senior Vice President and Controller